UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 17, 2008

Unum Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11294	62-1598430
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of Principal Executive Offices, including Zip Code)

(423) 294-1011

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 17, 2008, Unum Group (the “Company”) and Thomas R. Watjen, President and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to the Amended and Restated Employment Agreement effective on December 16, 2005 (“Amended and Restated Agreement”). The Amendment includes (a) changes and adjustments intended to comply with or qualify for an exemption under Internal Revenue Code Section 409A, (b) changes as were deemed to be necessary to comply with or qualify for an exemption under Internal Revenue Code Section 162(m) and interpretations thereof issued by the Internal Revenue Service, (c) removal of the perquisite by which the Company would pay certain legal fees of Mr. Watjen, and (d) minor clarifications of existing language that did not alter the substance of the Amended and Restated Agreement.

A copy of the Amended and Restated Agreement as further amended by the Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Report:

Exhibit 10.1	Amended and Restated Employment Agreement by and between the Company and Mr. Watjen, as further amended by the Amendment dated September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 19, 2008	UNUM GROUP

	By:	/s/ Susan N. Roth
Susan N. Roth, Vice President, Transactions,
SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between the Company and Mr. Watjen, as further amended by the Amendment dated September 17, 2008.